                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                 Public Service Enterprise Group Incorporated
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

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     (4) Date Filed:

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

LOGO
PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
80 PARK PLAZA, P.O. BOX 1171, NEWARK, NEW JERSEY 07101-1171
- --------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD APRIL 18, 1995

                                      AND

                                PROXY STATEMENT

TO THE STOCKHOLDERS OF PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED:

  Notice Is Hereby Given that the Annual Meeting of Stockholders of Public Service Enterprise Group Incorporated will be held at Newark Symphony Hall, 1020 Broad Street, Newark, New Jersey, on April 18, 1995, at 2:00 P.M., for the following purposes:

  1. To elect four members of Class II of the Board of Directors to hold office until the Annual Meeting of Stockholders in 1998 and one member of Class I to hold office until the Annual Meeting of Stockholders in 1997, in each case until their respective successors are elected and qualified;

  2. To consider and act upon the approval of the appointment of Deloitte & Touche LLP as independent auditors for the year 1995; and

  3.To transact such other business as may properly come before said meeting or any adjournment thereof.

  Stockholders entitled to vote at the meeting are the holders of Common Stock of record at the close of business on February 27, 1995.

                                    By order of the Board of Directors,

                                        Robert S. Smith
                                        Secretary

February 28, 1995

  YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND MAIL THE ACCOMPANYING PROXY FORM PROMPTLY.

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
INTRODUCTION..............................................................   1
VOTING SECURITIES.........................................................   1
BOARD OF DIRECTORS........................................................   2
COMMITTEES OF THE BOARD ..................................................   3
ELECTION OF DIRECTORS (Proposal 1)........................................   4
SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT............................   8
EXECUTIVE COMPENSATION ...................................................   9
 Summary Compensation Table ..............................................   9
 Option Grants in Last Fiscal Year (1994).................................  10
 Aggregated Option Exercises in Last Fiscal Year (1994) and Fiscal Year-
  End Option Values (12/31/94)............................................  11
 Employment Contracts and Arrangements....................................  11
 Compensation Committee Interlocks and Insider Participation..............  11
 Compensation of Directors and Certain Business Relationships.............  12
 Compensation Pursuant to Pension Plans...................................  12
ORGANIZATION AND COMPENSATION COMMITTEE
 REPORT ON EXECUTIVE COMPENSATION ........................................  13
PERFORMANCE GRAPH ........................................................  16
APPOINTMENT OF INDEPENDENT AUDITORS (Proposal 2) .........................  16
DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS..............................  17
MISCELLANEOUS ............................................................  17

                                  INTRODUCTION

  This Proxy Statement is furnished in connection with the solicitation of proxies by Public Service Enterprise Group Incorporated (Enterprise) on behalf of its Board of Directors to be voted at the 1995 Annual Meeting of Stockholders of Enterprise. Enterprise is a public utility holding company that owns directly two subsidiaries: its principal subsidiary, Public Service Electric and Gas Company (PSE&G), which is an operating electric and gas utility; and Enterprise Diversified Holdings Incorporated (EDHI), which directly owns the non-utility businesses of Enterprise. The complete mailing address of the principal executive offices of Enterprise is 80 Park Plaza, P.O. Box 1171, Newark, New Jersey 07101-1171, telephone (201) 430-7000. The approximate date on which this Proxy Statement and the accompanying proxy were first sent or given to security holders was March 8, 1995.

  Every vote is important. Accordingly, each stockholder is urged to date, sign and return the accompanying proxy form whether or not he or she plans to attend the meeting. When a proxy form is returned properly dated and signed, the shares represented thereby will be voted by the persons named as proxies in accordance with each stockholder's directions. Stockholders may specify their choices by marking the appropriate boxes on the enclosed proxy form. If a proxy form is dated, signed and returned without specifying choices, the shares will be voted as recommended by the Board of Directors.

  A proxy given in the form which accompanies this Proxy Statement is revocable. However, by law, the presence at the Annual Meeting of a stockholder who has given such a proxy will not revoke the proxy, unless the stockholder files a written notice of such revocation with the Secretary of Enterprise prior to the voting of the proxies at the meeting, or the stockholder votes the shares subject to the proxy by written ballot.

                               VOTING SECURITIES

  Holders of record of the 244,697,930 shares of Common Stock of Enterprise outstanding at the close of business on February 27, 1995 will have one vote per share. The holders of Common Stock entitled to cast a majority of the votes at the meeting, present in person or represented by proxy, will constitute a quorum. All votes cast by proxy or in person will be counted. Abstentions and broker non-votes will not be counted.

  The accompanying proxy includes any shares registered in the name listed thereon in the Enterprise Dividend Reinvestment and Stock Purchase Plan and the Enterprise Employee Stock Purchase Plan.

  Participants in the PSE&G Thrift and Tax Deferred Savings Plan or PSE&G Employee Savings Plan will receive a separate direction card from each plan's trustee for shares that have been allocated to their accounts under the Enterprise Common Stock Fund D and their ESOP Accounts. The trustee will vote the shares of Enterprise Common Stock beneficially owned by the participant under the respective plan only in accordance with such participant's instructions.

  Stockholders are entitled to cumulative voting in the election of directors. This means that stockholders may cast with respect to the class to be elected a number of votes equal to the number of votes to which their shares are entitled multiplied by the number of directors to be elected in that class. The votes may be cast for the election of one nominee or may be distributed among as many nominees in that class as desired.

                               BOARD OF DIRECTORS

  Management of Enterprise is under the general direction of the Board of Directors. The Board is divided into three classes of as nearly equal numbers of directors as possible. As a result of this classification of directors, one class of directors is elected each year for a three-year term. Directors whose terms expire are eligible for renomination and will be considered by the Nominating Committee in accordance with its customary standards, subject to the retirement policy for directors mentioned below.

  The present terms of the four directors included in Class II of the Board of Directors, Lawrence R. Codey, E. James Ferland, Irwin Lerner and Marilyn M. Pfaltz, expire at the 1995 Annual Meeting. Messrs. Ferland and Lerner and Ms. Pfaltz have each been nominated to serve as a director in Class II for a new three-year term, which will expire at the 1998 Annual Meeting. Mr. Codey has been nominated to serve as a director in Class I, for a two-year term, which will expire at the 1997 Annual Meeting.

  In addition, the term of Richard J. Swift, who was initially elected a director by the Board of Directors effective December 20, 1994, will expire at the 1995 Annual Meeting. Mr. Swift has been nominated to serve as a director in Class II, for a three-year term, which will expire at the 1998 Annual Meeting.

  Therefore, this year directors will be elected to fill four positions in Class II to serve until the 1998 Annual Meeting and one position in Class I to serve until the 1997 Annual Meeting, in each case until their respective successors are elected and qualified. All the nominees, except Mr. Swift, were elected to their present terms by the stockholders. The present term of Class I of the Board of Directors expires at the 1997 Annual Meeting, and the present term of Class III expires at the 1996 Annual Meeting. Directors in Class I (other than Mr. Codey), and Class III will not be elected at the 1995 Annual Meeting.

  The By-Laws of Enterprise currently provide that the Board of Directors shall consist of not less than 3 nor more than 16 directors as shall be fixed from time to time by the Board. The number of directors is now fixed at 11.

  The Board of Directors of Enterprise holds regular monthly meetings, except in August, and meets on other occasions when circumstances require. The Board met 13 times in 1994, and, on average, the meetings lasted approximately two hours. Directors spend additional time preparing for Board and committee meetings they attend, and are called upon for counsel between meetings. In addition, certain directors serve on the Boards of Directors of PSE&G and EDHI. The PSE&G Board met 18 times and the EDHI Board met eight times in 1994. Committee membership and membership on the PSE&G and EDHI Boards are shown in the biographies under "Election of Directors".

  Under the retirement policy for directors, directors who have never been employees of the Enterprise group of companies and directors who are former chief executive officers of Enterprise may not serve as directors beyond the Annual Meeting of Stockholders following their seventieth birthday. Other directors who are former employees other than chief executive officers may not serve as directors beyond the Annual Meeting of Stockholders following termination of active employment with the Enterprise group of companies.

  During 1994, Robert R. Ferguson, Jr., who retired as a director in April 1994, filed one late report on Form 4 pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, with respect to one transaction involving the purchase by Mr. Ferguson's wife of Enterprise Common Stock as to which Mr. Ferguson was deemed to be the beneficial owner.

                            COMMITTEES OF THE BOARD

  The committees of the Enterprise Board and their principal functions are as follows:

 Audit Committee

  Makes recommendations to the Board of Directors regarding the selection of independent auditors. Reviews independence of independent auditors, services provided by them, their fees and peer review reports of their performance. Reviews annual audit reports of both independent and internal auditors. Reviews planned scope of future audits. Ascertains implementation of auditors' recommendations. Reviews internal auditing procedures and internal accounting controls. Reviews adequacy and implementation of policies and practices relating to accounting, financial reporting, internal auditing, operating controls, compliance and business ethics. Meets periodically with management as well as with representatives of the independent and internal auditors. The Committee held four meetings in 1994.

 Executive Committee

  Except as otherwise provided by law, has and may exercise all the authority of the Board of Directors when the Board is not in session. This Committee meets only on call and did not meet during 1994.

 Finance Committee

  Considers financial policies, or changes therein, before presentation to the Board of Directors. Periodically reviews financial planning. Makes recommendations to the Board of Directors regarding the issuance and sale of securities. Oversees funding of the pension plan of PSE&G. The Committee held eight meetings in 1994.

 Nominating Committee

  Makes recommendations to the Board of Directors with respect to nominations for the Board. Studies and makes recommendations concerning the size and composition of the Board of Directors, including policies relating to the retirement of directors. The Committee met three times in 1994.

  The Nominating Committee will consider stockholders' recommendations for nominees for election to the Board of Directors. Such recommendations must be submitted in writing to Robert S. Smith, Secretary, T4B, Public Service Enterprise Group Incorporated, 80 Park Plaza, P.O. Box 1171, Newark, New Jersey 07101-1171. Nominations must be accompanied by the written consent of any such person to serve if nominated and elected and by biographical material to permit evaluation of the individual recommended. In addition, the By-Laws of Enterprise require that shareholder nominations must be submitted at least 90 days in advance of an Annual Meeting.

  The Committee seeks candidates with an attained position of leadership in their field of endeavor, breadth of experience, and sound business judgment. It is the policy of the Board of Directors that a person who is not an employee of Enterprise shall not be recommended initially to the stockholders for election as a director unless it appears that, consistent with the retirement policy for directors referred to above, such person would be available to serve as a director for at least five years.

 Nuclear Committee

  Established in February 1995 to provide an independent basis for evaluating the safety and effectiveness of the nuclear operations of PSE&G. Specific attention is to be provided to evaluation of overall management attention to nuclear safety, regulatory issues and other evaluations of nuclear operations, and to improvement in operations.

 Organization and Compensation Committee

  Studies and makes recommendations to the Board of Directors concerning organization in general and compensation for certain executives. Administers the compensation program for executive officers. Makes comparative studies and reports to the Board of Directors with respect to compensation for directors who are not officers. Reviews and makes recommendations to the Board of Directors with respect to certain benefit plans for directors and officers. Administers certain benefit plans for directors and officers. The Committee held four meetings in 1994.

PROPOSAL 1

                             ELECTION OF DIRECTORS

  At the 1995 Annual Meeting of Stockholders, four members of Class II of the Board of Directors are to be elected to hold office until the Annual Meeting of Stockholders in 1998, and one member of Class I of the Board of Directors is to be elected to hold office until the Annual Meeting of Stockholders in 1997, in each case until their respective successors are elected and qualified.

  The nominees listed below were selected by the Board of Directors of Enterprise upon the recommendation of the Nominating Committee. Proxies in the accompanying form will be voted for these nominees, unless authority to vote for one or more of them shall have been withheld by so marking the enclosed proxy.

  If at the time of the meeting any of the nominees listed below should be unable to serve, which is not anticipated, it is the intention of the persons designated as proxies to vote, in their discretion, for other nominees, unless the number of directors constituting a full board is reduced.

  There is shown as to each nominee, and as to each director whose term of office will continue after the 1995 Annual Meeting, the period of service as a director of Enterprise (and PSE&G prior to the formation of Enterprise), age as of the date of the Annual Meeting, present committee memberships, business experience during the last five years and other present directorships. Beneficial ownership of Enterprise Common Stock is shown under Security Ownership of Directors and Management. During 1994, each nominee and each director attended more than 75% of the aggregate number of Board meetings and committee meetings on which he or she served.

                       NOMINEES FOR ELECTION AS DIRECTOR

                CLASS II -- NOMINEES FOR TERMS EXPIRING IN 1998


  E. James Ferland has been a director since 1986, and
Chairman of the Board, President and Chief Executive Officer
of Enterprise since July 1986, Chairman of the Board and
Chief Executive Officer of PSE&G since September 1991, and
Chairman of the Board and Chief Executive Officer of EDHI
since June 1989. Age 53. Chairman of Executive Committee.
President of PSE&G from July 1986 to September 1991. Director of PSE&G and of EDHI and its subsidiaries, Community Energy
Alternatives Incorporated, Enterprise Capital Funding
Corporation, Energy Development Corporation, Enterprise Group
Development Corporation, PSEG Capital Corporation, and Public
Service Resources Corporation. Director of First Fidelity
Bancorporation, First Fidelity Bank, N.A., Foster Wheeler
Corporation and The Hartford Steam Boiler Inspection and
Insurance Company.                                                      Photo
                                                                       E. James
                                                                       Ferland

  Irwin Lerner has been a director since 1981. Age 64.
Chairman of Nominating Committee and member of Audit
Committee, Nuclear Committee and Organization and
Compensation Committee. Director of Enterprise's subsidiary,
PSE&G. Was Chairman, Board of Directors and Executive
Committee from January 1993 to September 1993 and President
and Chief Executive Officer from 1980 to December 1992 of
Hoffmann-La Roche Inc., Nutley, New Jersey (manufactures
pharmaceuticals, vitamins, fine chemicals and provides home
health care and diagnostic products and services). Director
of Humana Inc. and Affymax, N.V.                                        Photo
                                                                    Irwin Lerner

  Marilyn M. Pfaltz has been a director since 1980. Age 62.
Member of Audit Committee, Nominating Committee and
Organization and Compensation Committee. Director of
Enterprise's subsidiary, EDHI. Has been a partner of P and R
Associates, Summit, New Jersey (communication specialists),
since 1968. Trustee of New Jersey Automobile Club (AAA).                Photo
                                                                      Marilyn M.
                                                                        Pfaltz

  Richard J. Swift has been a director since December 20,
1994. Age 50. Member of Audit Committee, Finance Committee
and Nuclear Committee. Director of Enterprise's subsidiary,
EDHI. Has been Chairman of the Board, President and Chief
Executive Officer of Foster Wheeler Corporation, Clinton, New
Jersey (provides design, engineering, construction,
manufacturing, management, plant operations and environmental services) since May 1994. Was President and Chief Operating
Officer of Foster Wheeler Corporation from December 1992 to
May 1994, Executive Vice President from April 1992 to
December 1993 and Chief Executive Officer and Group Executive
of Power Systems Group of Foster Wheeler Corporation from
September 1989 to April 1992. Director of Foster Wheeler
Corporation.                                                            Photo
                                                                      Richard J.
                                                                        Swift

                       NOMINEES FOR ELECTION AS DIRECTOR

                   CLASS I--NOMINEE FOR TERM EXPIRING IN 1997


                    Lawrence R. Codey has been a director since 1991. Age 50.
                  Member of Executive Committee and Finance Committee. Has been President and Chief Operating Officer of PSE&G since September 1991. Was Senior Vice President-Electric of PSE&G from January 1989 to September 1991. Director of PSE&G. Director of Sealed Air Corporation, The Trust Company of New Jersey, United Water Resources Inc. and Blue Cross & Blue Shield of New Jersey.
 Photo
 Lawrence R.
    Codey

                                ----------------

 DIRECTORS WHOSE TERMS CONTINUE BEYOND THE 1995 ANNUAL MEETING AND WHO ARE NOT
                         SUBJECT TO ELECTION THIS YEAR

                 CLASS I--DIRECTORS WHOSE TERMS EXPIRE IN 1997


                    Ernest H. Drew has been a director since 1993. Age 58.
                  Member of Audit Committee, Finance Committee and Nominating Committee. Director of Enterprise's subsidiary, EDHI. Has been a Member, Board of Management, Hoechst AG, Frankfurt, Germany (manufactures pharmaceuticals, chemicals, fibers, film, specialties and advanced materials) since January 1995. Was Chairman of the Board and Chief Executive Officer of Hoescht Celanese Corporation, Somerville, New Jersey from May 1994 until January 1995, and President and Chief Executive Officer from January 1988 until May 1994. Director of Thomas & Betts Corporation, Manville Corporation and Riverwood International Corporation.
  Photo
  Ernest H.
    Drew

                    James C. Pitney has been a director since 1979. Age 68.
                  Chairman of Finance Committee and member of Audit Committee, Nominating Committee and Organization and Compensation Committee. Director of Enterprise's subsidiary, PSE&G. Has been a partner in the law firm of Pitney, Hardin, Kipp & Szuch, Morristown, New Jersey, since 1958. Director of Tri-Continental Corporation and sixteen funds of the Seligman family of funds.
  Photo
  James C.
   Pitney

 DIRECTORS WHOSE TERMS CONTINUE BEYOND THE 1995 ANNUAL MEETING AND WHO ARE NOT
                         SUBJECT TO ELECTION THIS YEAR

               CLASS III -- DIRECTORS WHOSE TERMS EXPIRE IN 1996


  T. J. Dermot Dunphy has been a director since 1980. Age
63. Chairman of Audit Committee and member of Executive
Committee and Organization and Compensation Committee.
Director of Enterprise's subsidiary, EDHI. Has been
President and Chief Executive Officer of Sealed Air
Corporation, Saddle Brook, New Jersey (manufactures
protective packaging products and systems), since 1971.
Director of Sealed Air Corporation, UJB Financial Corp. and
United Jersey Bank.                                                  Photo
                                                                     T. J.
                                                                     Dermot
                                                                     Dunphy


  Raymond V. Gilmartin has been a director since 1993. Age
54. Member of Finance Committee, Nuclear Committee and
Organization and Compensation Committee. Director of
Enterprise's subsidiary, PSE&G. Has been Chairman of the
Board, President and Chief Executive Officer of Merck & Co.,
Inc., Whitehouse, New Jersey (discovers, develops, produces
and markets human and animal health products) since November
1994. Was President and Chief Executive Officer of Merck &
Co., Inc. from June 1994 to November 1994. Was Chairman of
the Board, President and Chief Executive Officer of Becton
Dickinson and Company from November 1992 to June 1994 and
President and Chief Executive Officer of Becton Dickinson
and Company from February 1989 to November 1992. Director of
Merck & Co., Inc. and Providian Corporation.                         Photo
                                                                   Raymond V.
                                                                   Gilmartin


  Shirley A. Jackson has been a director since 1987. Age 48.
Chair of Nuclear Committee and member of Audit Committee,
Finance Committee and Nominating Committee. Director of
Enterprise's subsidiary, PSE&G. Has been Professor of
Physics, Rutgers University, since 1991 and has been a
theoretical physics consultant since 1991 and was a
theoretical physicist from 1976 to 1991 at AT&T Bell
Laboratories (performs research and development in areas
related to telecommunications for AT&T Corp.). Director of
Core States Financial Corporation, Core States/New Jersey
National Bank, New Jersey Resources Corporation and Sealed
Air Corporation.                                                     Photo
                                                                   Shirley A.
                                                                    Jackson



  Josh S. Weston has been a director since 1984. Age 66.
Chairman of Organization and Compensation Committee and
member of Executive Committee and Finance Committee.
Director of Enterprise's subsidiary, EDHI. Has been Chairman of the Board and Chief Executive Officer of Automatic Data
Processing Inc., Roseland, New Jersey since April 1986.
Director of Automatic Data Processing Inc. and Shared
Medical Systems Corporation.                                         Photo
                                                                     Josh S.
                                                                     Weston

                 SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

  The following table sets forth, as of February 27, 1995, beneficial ownership of Enterprise Common Stock, including options, by the directors and executive officers named in the table appearing under Executive Compensation. None of these amounts exceeds 1% of the Common Stock outstanding.

                                                           AMOUNT AND NATURE
          NAME                                          OF BENEFICIAL OWNERSHIP
          ----                                          -----------------------
      Lawrence R. Codey................................          18,611(/1/)
      Ernest H. Drew...................................           1,415
      Robert J. Dougherty, Jr..........................          10,148(/2/)
      T.J. Dermot Dunphy...............................          27,045
      E. James Ferland.................................          56,335(/3/)
      Raymond V. Gilmartin.............................           1,415
      Shirley A. Jackson...............................           1,488
      Irwin Lerner.....................................           3,996
      Robert C. Murray.................................          11,555(/4/)
      Marilyn M. Pfaltz................................           2,557
      James C. Pitney..................................           3,154
      Richard J. Swift.................................           1,207
      Paul H. Way......................................          17,846(/5/)
      Josh S. Weston...................................           2,778
      All directors and executive officers as a group
       (21)............................................         201,408(/6/)

- --------------------------------------------------------------------------------
(1) Includes options to purchase 8,800 additional shares, 700 of which are currently exercisable.
(2) Includes the equivalent of 639 shares held under Thrift and Tax-Deferred Savings Plan. Includes options to purchase 5,800 additional shares, none of which are currently exercisable.
(3) Includes the equivalent of 8,788 shares held under Thrift and Tax-Deferred Savings Plan. Includes options to purchase 17,000 additional shares, none of which are currently exercisable.
(4) Includes the equivalent of 555 shares held under Thrift and Tax-Deferred Savings Plan. Includes options to purchase 5,800 additional shares, none of which are currently exercisable.
(5) Includes the equivalent of 1,195 shares held under Thrift and Tax-Deferred Savings Plan. Includes options to purchase 10,400 additional shares, 3,100 of which are currently exercisable.
(6) Includes 275 shares owned by relatives as to which beneficial ownership is disclaimed. Includes the equivalent of 11,894 shares held under Thrift and Tax-Deferred Savings Plan. Includes options to purchase 71,900 additional shares, 7,200 of which are currently exercisable.

                             EXECUTIVE COMPENSATION

  The following table sets forth compensation paid or awarded to the Chief Executive Officer (CEO) and the four most highly compensated executive officers of Enterprise as of December 31, 1994 for all services rendered to Enterprise and its subsidiaries and affiliates during each year indicated.

                           SUMMARY COMPENSATION TABLE

                                                                 LONG-TERM
                                                               COMPENSATION
                                                             -----------------
                               ANNUAL COMPENSATION            AWARDS  PAYOUTS
                              ----------------------         -------- --------
                                       BONUS/ANNUAL                     LTIP    ALL OTHER
NAME AND PRINCIPAL             SALARY    INCENTIVE           OPTIONS  PAYOUTS  COMPENSATION
POSITION                 YEAR ($)(/1/) AWARD($)(/2/)         (#)(/3/) ($)(/4/)   ($)(/5/)
- -----------------------  ---- -------- -------------         -------- -------- ------------
E. James Ferland.......
 Chairman of the Board,  1994 652,492      (/6/)              5,400   127,140     5,628
 President and CEO of    1993 622,606      265,316            5,800    28,072     7,678
 Enterprise              1992 620,691      244,759            5,600    27,588     7,610
Lawrence R. Codey......
 President and Chief     1994 398,468      (/6/)              2,500    48,900     5,351
 Operating Officer of    1993 378,545      109,585            2,800     9,570     6,981
 PSE&G                   1992 336,208      102,919            2,700     6,270     6,789
Robert C. Murray.......
 Vice President and      1994 303,832       50,000(/6/)(/7/)  1,800    26,895     4,944
  Chief Financial        1993 288,889      154,032(/6/)(/8/)  2,000     3,190     7,264
 Officer of Enterprise   1992 263,410       70,463            3,200         0     5,064
  and Senior Vice
 President-Finance and
  Chief Financial
  Officer of PSE&G
Paul H. Way............
 President and Chief     1994 308,813      (/6/)              2,300    39,120     4,359
 Operating Officer of    1993 280,691       89,603            2,500         0     6,468
 EDHI                    1992 274,139       73,124            1,600         0     6,372
Robert J. Dougherty,
 Jr.,..................  1994 273,946      (/6/)              1,800    26,895     4,227
 Senior Vice President-  1993 259,004       65,703            2,000     5,104     6,341
 Electric of PSE&G       1992 222,415       59,916            1,600         0     5,995

- --------
(1) Due to pay schedules, 1992 amounts reflect one additional pay period per individual compared to 1994 and 1993.

(2) Amount awarded in given year was earned under Management Incentive Compensation Plan (MICP) and determined in following year with respect to the given year based on individual performance and financial and operating performance of Enterprise and PSE&G, including comparison to other companies. Award is accounted for as market-priced phantom stock with dividend reinvestment at 95% of market price, with payment made over three years beginning in second year following grant.

(3) Granted under Long-Term Incentive Plan (LTIP) in tandem with equal number of performance units and dividend equivalents which may provide cash payments, dependent upon future financial performance of Enterprise in comparison to other companies and dividend payments by Enterprise, to assist officers in exercising options granted. The grant is made at the beginning of a three-year performance period and cash payment of the value of such performance units and dividend equivalents is made following such period in proportion to the options, if any, exercised at such time.

(4) Amount paid in proportion to options exercised, if any, based on value of previously granted performance units and dividend equivalents, each as measured during three-year period ending the year prior to the year in which payment is made.

(5) Includes employer contribution to Thrift and Tax-Deferred Savings Plan and value of 5% discount on phantom stock dividend reinvestment under MICP:

                    FERLAND       CODEY       MURRAY        WAY      DOUGHERTY
                  ------------ ------------ ----------- ----------- -----------
                  THRIFT MICP  THRIFT MICP  THRIFT MICP THRIFT MICP THRIFT MICP
                  ------ ----- ------ ----- ------ ---- ------ ---- ------ ----
                   ($)    ($)   ($)    ($)   ($)   ($)   ($)   ($)   ($)   ($)
   1994.......... 3,751  1,877 4,197  1,154 4,504  440  3,753  606  3,752  475
   1993.......... 5,900  1,778 5,896  1,085 7,078  186  5,899  569  5,907  434
   1992.......... 5,725  1,885 5,725  1,064 5,064    0  5,727  645  5,562  433

- --------
(6) The 1994 MICP award amount has not yet been determined. The target award is 40% of salary for Mr. Ferland, 30% for Messrs. Codey and Way and 25% for Messrs. Murray and Dougherty. The target award is adjusted as described in the Organization and Compensation Committee Report on Executive Compensation.

(7) Amount paid pursuant to Mr. Murray's employment agreement.

(8) Includes $75,000 paid pursuant to Mr. Murray's employment agreement.

                    OPTION GRANTS IN LAST FISCAL YEAR (1994)

                                        INDIVIDUAL GRANTS
                          ----------------------------------------------   POTENTIAL REALIZABLE
                            NUMBER                                        VALUE AT ASSUMED ANNUAL
                              OF      % OF TOTAL                           RATES OF STOCK PRICE
                          SECURITIES   OPTIONS                            APPRECIATION FOR OPTION
                          UNDERLYING  GRANTED TO  EXERCISE OR                     TERM(2)
                           OPTIONS   EMPLOYEES IN BASE PRICE  EXPIRATION ---------------------------
          NAME            GRANTED(1) FISCAL YEAR    ($/SH)       DATE    0% ($)   5% ($)    10%($)
          ----            ---------- ------------ ----------- ---------- ------- --------- ---------
E. James Ferland........    5,400        28.1       31.375     1/04/04        0    106,550   270,020
Lawrence R. Codey.......    2,500        13.0       31.375     1/04/04        0     49,329   125,009
Robert C. Murray........    1,800         9.4       31.375     1/04/04        0     35,517    90,007
Paul H. Way.............    2,300        12.0       31.375     1/04/04        0     45,383   115,008
Robert J. Dougherty, Jr.    1,800         9.4       31.375     1/04/04        0     35,517    90,007

- --------
(1) Granted under LTIP in tandem with equal number of performance units and dividend equivalents which may provide cash payments, dependent on future financial performance of Enterprise in comparison to other companies and dividend payments by Enterprise, to assist individuals in exercising options, with exercisability commencing January 1, 1997. Cash payment is made, based on the value, if any, of performance units awarded and dividend equivalents accrued, if any, as measured during the three-year period ending the year prior to the year in which payment, if any, is made, only if the specified performance level is achieved, dividend equivalents have accrued and options are exercised.

(2) All options reported have a ten-year term, as noted. Amounts shown represent hypothetical future values at such term based upon hypothetical price appreciation of Enterprise Common Stock and may not necessarily be realized. Actual values which may be realized, if any, upon any exercise of such options, will be based on the market price of Enterprise Common Stock at the time of any such exercise and thus are dependent upon future performance of Enterprise Common Stock.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR (1994) AND FISCAL YEAR-END
                            OPTION VALUES (12/31/94)

                                                                           VALUE OF UNEXERCISED
                                                 NUMBER OF UNEXERCISED     IN-THE-MONEY OPTIONS
                            SHARES             OPTIONS AT FY-END (#)(1)       AT FY-END($)(3)
                           ACQUIRED    VALUE   ------------------------- -------------------------
                          ON EXERCISE REALIZED EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          NAME              (#)(1)     ($)(2)      (#)          (#)          ($)          ($)
          ----            ----------- -------- ----------- ------------- ----------- -------------
E. James Ferland........     5,200     19,874         0       16,800            0           0
Lawrence R. Codey.......     2,000      6,500       700        8,000        1,575           0
Robert C. Murray........     1,100      2,200         0        5,400            0           0
Paul H. Way.............     1,600      4,600     3,100        6,400        3,825           0
Robert J. Dougherty, Jr.     1,100          0         0        5,400            0           0

- --------
(1) Does not reflect any options granted and/or exercised after year-end (12/31/94). The net effect of any such grants and exercises is reflected in the table appearing under Security Ownership of Directors and Management.

(2) Represents difference between exercise price and market price of Enterprise Common Stock on date of exercise.

(3) Represents difference between market price of Enterprise Common Stock and the respective exercise prices of the options at fiscal year-end (12/31/94). Such amounts may not necessarily be realized. Actual values which may be realized, if any, upon any exercise of such options will be based on the market price of Enterprise Common Stock at the time of any such exercise and thus are dependent upon future performance of Enterprise Common Stock.

EMPLOYMENT CONTRACTS AND ARRANGEMENTS

  Employment agreements were entered into with Messrs. Ferland, Murray and Way at the time of their employment. For Messrs. Ferland and Way, the remaining applicable provisions of these agreements provide for additional credited service for pension purposes in the amount of 22 years and 15 years, respectively. The principal remaining applicable terms of the agreement with Mr. Murray provide for payment of severance in the amount of one year's salary, if discharged without cause during his first five years of employment, which began in January 1992, for lump sum cash payment of $25,000 in 1995 to align Mr. Murray with MICP payments for other executive officers, and additional years of credited service for pension purposes for allied work experience of five years after completion of five years of employment, and up to fifteen years after completion of ten years of service.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  During 1994, each of the following individuals served as a member of the Organization and Compensation Committee: Josh S. Weston, Chairman, T.J. Dermot Dunphy, Raymond V. Gilmartin, Irwin Lerner, Marilyn M. Pfaltz and James C. Pitney. In addition, Robert R. Ferguson, Jr. served as a member until his retirement from the Board of Directors in April 1994. During 1994, no member of the Organization and Compensation Committee was an officer or employee or a former officer or employee of the Enterprise group of companies. During 1994, Mr. Codey served as a director of Sealed Air Corporation, the President and Chief Executive Officer of which, T.J. Dermot Dunphy, served as a director and member of the Organization and Compensation Committee of Enterprise during 1994. James C. Pitney, a member of the Organization and Compensation Committee, is a partner in the law firm of Pitney, Hardin, Kipp & Szuch, which rendered legal services to the Enterprise group of companies during 1994 and is expected to do so in 1995.

COMPENSATION OF DIRECTORS AND CERTAIN BUSINESS RELATIONSHIPS

  A director who is not an officer of Enterprise or its subsidiaries and affiliates is paid an annual retainer of $22,000 and a fee of $1,200 for attendance at any Board or committee meeting, inspection trip, conference or other similar activity relating to Enterprise, PSE&G or EDHI. Effective July 1, 1994, 50% of the annual retainer is payable each January in Enterprise Common Stock, for the twelve month period beginning the preceding July 1 and ending the following June 30. No additional retainer is paid for service as a director of PSE&G or EDHI.

  Enterprise has a Retirement Plan for outside directors. Under this Plan, directors with five years of service who have not been employees of Enterprise or its subsidiaries, who leave service after age 65, or for disability, receive an annual retirement benefit payable for life equal to the annual Board retainer in effect at the time the director's service terminates. The benefit payment is prorated for directors with less than 10 years of service on the Board.

  During 1994, Dr. Shirley A. Jackson, a director of Enterprise, was the liaison member for the Board of Directors on and Chair of PSE&G's Nuclear Oversight Committee (NOC). The NOC met three times during 1994, with two meetings lasting two days and one lasting three days. In accordance with the compensation policy for all NOC members, Dr. Jackson received an annual retainer of $28,000 and $1,000 per day for each NOC meeting attended.

COMPENSATION PURSUANT TO PENSION PLANS

                               PENSION PLAN TABLE

        AVERAGE                           LENGTH OF SERVICE
         FINAL            ----------------------------------------------------------------------
      COMPENSATION        30 YEARS           35 YEARS           40 YEARS           45 YEARS
      ------------        --------           --------           --------           --------
       $  300,000         $180,000           $195,000           $210,000           $225,000
          400,000          240,000            260,000            280,000            300,000
          500,000          300,000            325,000            350,000            375,000
          600,000          360,000            390,000            420,000            450,000
          700,000          420,000            455,000            490,000            525,000
          800,000          480,000            520,000            560,000            600,000
          900,000          540,000            585,000            630,000            675,000
        1,000,000          600,000            650,000            700,000            750,000

  The above table illustrates annual retirement benefits expressed in terms of single life annuities based on the average final compensation and service shown and retirement at age 65. A person's annual retirement benefit is based upon a percentage that is equal to years of credited service plus 30, but not more than 75%, times average final compensation at the earlier of retirement, attainment of age 65 or death. These amounts are reduced by Social Security benefits and certain retirement benefits from other employers. Pensions in the form of joint and survivor annuities are also available.

  Average final compensation, for purposes of retirement benefits of executive officers, is generally equivalent to the average of the aggregate of the salary and bonus amounts reported in the Summary Compensation Table above under "Annual Compensation" for the five years preceding retirement, not to exceed 120% of the average annual salary for such five year period. Messrs. Ferland, Codey, Murray, Way and Dougherty will have accrued approximately 48, 41, 39, 34 and 48 years of credited service, respectively, as of age 65.

    ORGANIZATION AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The compensation program for executive officers of Enterprise, PSE&G and EDHI is administered by the Organization and Compensation Committee of the Board of Directors. During 1994, the Committee consisted solely of non-employee directors, each of whom, other than Robert R. Ferguson, Jr., who retired as a director in April 1994, is named below. Policies and plans developed by the Committee are approved by the full Board of Directors. Administration of the plans is the responsibility of the Committee.

  The Committee's philosophy on executive compensation is to link compensation to the value and level of performance of the executive. To achieve this linkage the Committee has developed and administers several pay delivery systems designed to focus executive efforts on improving corporate performance. These systems include base salary, an annual incentive plan and a long-term incentive plan. Also included as compensation are a deferred compensation plan, company contributions to a thrift plan and an employee stock purchase plan.

  Base salary levels are reviewed annually using compensation data compiled by outside compensation experts for similar positions and comparable companies. The utilities surveyed include some of, but are not limited to, those included in the Dow Jones Utilities Index. Most of the general industry companies surveyed are included in the S&P 500 Composite Stock Price Index. Each of these indices are shown in the Performance Graph below. For PSE&G positions, market data is reviewed for large electric and gas utilities, as well for general industry, while for EDHI positions, general industry data is taken into consideration. Individual performance of the executive with respect to corporate performance criteria is determined and taken into account when setting salaries against the competitive market data. Such corporate performance criteria include attainment of business unit plans and financial targets as well as individual measures for each executive officer related to such person's area of responsibility. In addition, factors such as leadership ability, managerial skills and other personal aptitudes and attributes are considered. Base salaries for satisfactory performance are targeted at the median of the competitive market.

  For fiscal year 1994, the base salary of E. James Ferland, Chairman of the Board, President and Chief Executive Officer, based on overall performance, was set at a rate which was approximately the median of comparable size utilities and significantly below that of general industry. Since the incentive compensation plans discussed below are based in part upon a percentage of salary, these elements of Mr. Ferland's compensation may be affected by increases in salary. In determining base salary for Mr. Ferland, individual performance in relation to corporate performance factors such as achievement of PSE&G and EDHI business plans, financial results, human resources management, nuclear operations, effectiveness of transition to competitive environment and civic leadership are utilized.

  The Management Incentive Compensation Plans are designed to motivate and reward executives of PSE&G and EDHI for both achievement of individual goals and overall company results. For each year, each individual executive officer has a target incentive award, expressed as a percentage of salary ranging from 16% to 40%, established by the Committee. Each individual target incentive award is multiplied by two components, one reflecting corporate goal results and one reflecting individual goal results. The corporate goals for 1994 and 1993 were based upon a comparison of Enterprise's return on capital compared to the median return on capital of a group of utilities which comprise the Dow Jones Utilities Index and a comparison of PSE&G's change in customer costs for electricity and gas compared to a panel of other utilities.

  The corporate goal is computed by assigning an award factor of between 0 and
1.5 based upon the comparison of return on capital adjusted by adding or subtracting a factor ranging from -0.5 to +0.5 to reflect the electric and gas cost comparison. No award is granted if Enterprise's return on capital falls below a threshold amount one percentage point below the median return of the comparison group. A return of one percentage point above the median results in an award factor of 1.5. After applying the corporate goal factor, the resulting amount is further multiplied by an individual factor of between 0 and 1.5, based upon the executive's accomplishment of specific objectives. The criteria utilized with respect to a significant percentage of such individual specific objectives were the attainment of certain corporate performance goals. These corporate factors for 1994 and 1993 included for all executive officers, large customer retention, cost control, organizational transformation and earnings improvement. Depending on the executive officer, other corporate factors were financial integrity, nuclear performance, employee safety, customer satisfaction, process improvement, EDHI earnings and public responsibility.

  Annual awards are determined within 120 days of the end of the fiscal year. Awards for 1994, including Mr. Ferland's, have not yet been determined. Mr. Ferland's 1993 annual incentive award was determined in 1994 based upon fiscal year 1993 performance and reflects the fact that Enterprise's 1993 return on capital ranked at the median of the comparison group, the Dow Jones Utilities Index, that combined annual change in customer costs in 1993 was slightly above that of the comparison utilities and that substantial improvements were made in many of Enterprise's operating activities. For each of 1994 and 1993, Mr. Ferland's target award was set at 40% of salary and for 1993 his individual multiplier, reflecting accomplishments of specific objectives, was set at the average of the individual amounts of the other participants in the plans. For 1993, the corporate goal factor was .991 and Mr. Ferland's individual goal factor was 1.07. For each of those years, Mr. Ferland's specific objectives primarily reflected the individual goals of all of the executive officers of Enterprise, including the various corporate factors noted above.

  The Long-Term Incentive Plan is used by Enterprise to motivate and reward executive officers for accomplishing corporate objectives. The plan is designed to encourage certain executives of Enterprise and its subsidiaries to increase their ownership of Enterprise Common Stock. It is also designed to more closely align the executives' interest with the long-term interests of Enterprise's shareholders.

  The plan's design includes the granting of stock options, performance units and dividend equivalents in tandem. Cash payment is made, based on the value, if any, of performance units awarded and dividend equivalents accrued, if any, as measured during the three-year period ending the year prior to the year in which payment, if any, is made, only if the specified performance level is achieved, dividend equivalents have accrued and options are exercised. Grant levels are determined by the Committee based upon several factors including the participant's ability to contribute to the overall success of Enterprise and its subsidiaries and competitive market data. The level of grants and the value of the performance units is reviewed annually by the Committee. The Committee does not consider the current level of options held by executive officers when determining option grants.

  In 1994, the total value of the tandem grant of options, performance units and dividend equivalents to executive officers as a group was targeted at the median of the competitive market, but, depending upon individual factors for particular executives, in some cases were either above or below the median. In 1994, Mr. Ferland was granted 5,400 options based on his ability to influence long-term results for the benefit of shareholders and market data for individuals at comparable salary levels. This grant to Mr. Ferland was at approximately the median of the comparative market data.

  In 1994, the performance unit value was determined by Enterprise's total return to shareholders, over a three-year performance period, as compared to the companies in the Dow Jones Utilities Index. The higher the ranking of Enterprise in the group, the greater the value of the performance unit. If Enterprise ranks in the top three out of fifteen in the group, executives receive 125% of the target award. If Enterprise ranks as the fourth company, executives receive 100% of the target award, with decreasing awards from 90% down to 10%, if Enterprise is the fifth through the thirteenth company, respectively. No award is given if Enterprise's total return to shareholders falls below the thirteenth company out of fifteen.

  In 1994, Enterprise's long-term performance as measured by the total return to shareholders over the 1991 through 1993 period placed it as the ninth company. Therefore, performance unit awards equal to 50% of the target award were granted.

  Section 162(m) of the Internal Revenue Code, which became effective January 1, 1994, generally denies a deduction for Federal income tax purposes for compensation in excess of $1 million for persons named in the proxy statement, except for compensation pursuant to stockholder-approved performance-based plans and for compensation that is paid pursuant to certain contracts entered into prior to February 1993. Although Mr. Ferland's compensation paid in 1994 for Federal income tax purposes exceeded $1 million, a full deduction is available, as a portion of such compensation was paid pursuant to contracts entered into prior to February 1993. The Management Incentive Compensation Plans and the Long-Term Incentive Plan, each of which is performance-based, have not been submitted for stockholder approval. The Committee and Enterprise have elected not to take any action at this time but will continue to evaluate executive compensation in light of Section 162(m).

  Members of the Organization and Compensation Committee:

          Josh S. Weston, Chairman
  T.J. Dermot Dunphy    James C. Pitney
  Raymond V. Gilmartin  Marilyn M. Pfaltz
  Irwin Lerner

                               PERFORMANCE GRAPH

  The graph below shows a comparison of the five-year cumulative total return assuming $100 invested on December 31, 1989 in Enterprise Common Stock, the S&P 500 Composite Stock Price Index and the Dow Jones Utilities Index.


                         [GRAPH APPEARS HERE]


                      12/31/89  12/31/90  12/31/91  12/31/92  12/31/93  12/31/94
                      --------  --------  --------  --------  --------  --------
Enterprise             100.0     97.81     117.57    133.28    147.21    132.10
S&P 500                100.0     96.89     126.42    136.05    149.76    151.74
Dow Jones Utilities    100.0     95.44     109.99    114.48    125.50    106.31




PROPOSAL 2

                      APPOINTMENT OF INDEPENDENT AUDITORS

  The Board of Directors has appointed Deloitte & Touche LLP of Parsippany, New Jersey, as independent auditors to make the annual audit of the books of account and supporting records of Enterprise for 1995, subject to the approval of the stockholders entitled to vote for the election of directors, by a majority of the votes cast on the question of such approval, provided a quorum is present, at the Annual Meeting of Stockholders.

  Deloitte & Touche LLP has made the annual audit of the books of account since 1973. Representatives of Deloitte & Touche LLP will be present at the meeting, and will be afforded an opportunity to make a statement if they so desire and to respond to appropriate questions.

                  DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

  Stockholder proposals intended for inclusion in next year's Proxy Statement should be sent to Robert S. Smith, Secretary, T4B, Public Service Enterprise Group Incorporated, 80 Park Plaza, P. O. Box 1171, Newark, New Jersey 07101-1171, and must be received by October 30, 1995.

                                 MISCELLANEOUS

  If any matters not described in this Proxy Statement should come before the meeting, the persons named in the enclosed form of proxy or their substitutes will vote proxies given in said form in respect of any such matters in accordance with their best judgment. At the time this Proxy Statement went to press, the Board of Directors and the management of Enterprise did not know of any other matters which might be presented for stockholder action at the meeting.

  The cost of soliciting proxies in the form accompanying this Proxy Statement will be borne by Enterprise. In addition to solicitation by mail, proxies may be solicited by directors, officers and employees of Enterprise and its subsidiaries, in person or by telephone, telegraph or facsimile. Enterprise has also retained Morrow & Co. to aid in the solicitation of proxies from brokers, bank nominees, other institutional holders and certain large individual holders. The anticipated cost of such services is approximately $10,000 plus reimbursement of expenses.

  A summary of the proceedings at the Annual Meeting will be mailed to stockholders. Enterprise will also provide without charge to each person solicited, on the written request of any such person, a copy of its Annual Report on Form 10-K for the year 1994, which has been filed with the Securities and Exchange Commission. Any such request should be made in writing to Francis
J. Riepl, Treasurer, T6B, Public Service Enterprise Group Incorporated, 80 Park Plaza, P. O. Box 1171, Newark, New Jersey 07101-1171. Any such copy of Enterprise's Annual Report on Form 10-K so furnished will not include any exhibits thereto, but will be accompanied by a list briefly describing all such exhibits, and Enterprise will furnish any such exhibit upon request and upon payment of the fee specified therefor.

                                    By order of the Board of Directors,

                                        Robert S. Smith,
                                        Secretary

February 28, 1995

  [Map on Back Cover] Map describing portion of City of Newark, New Jersey including location of Enterprise's Headquarters, free parking for Enterprise's stockholders, and 1995 location of Annual Meeting of Stockholders of Public Service Enterprise Group Incorporated at Symphony Hall, 1020 Broad Street, Newark, New Jersey on April 18,1995. Top of map contains the corporate logo and Newark, New Jersey 07101-1171.

  Directions for reaching Newark, New Jersey, by bus or train may be obtained by calling New Jersey Transit at 1-800-772-2222 from area codes 201 and 908 in New Jersey, 1-800-582-5946 from area code 609 in New Jersey and 1-201-762-5100 from outside of the State.

  Arrangements have been made to provide free parking at designated locations within close proximity to Newark Symphony Hall as shown on the map above. Please bring your parking ticket with you to the meeting so that it can be validated by Enterprise. Reasonable parking expenses incurred at locations other than those designated will be reimbursed. In addition, shuttle bus service before and after the meeting will be provided between the East Park Street entrance at Enterprise's headquarters and Newark Symphony Hall.

PROXY FORM        PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED        PROXY FORM
                          80 PARK PLAZA, P.O. BOX 1171
                            NEWARK, N.J. 07101-1171


                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                APRIL 18, 1995


                       THIS PROXY IS SOLICITED ON BEHALF OF
                       THE BOARD OF DIRECTORS OF ENTERPRISE


    The undersigned hereby appoints E. JAMES FERLAND, RAYMOND V. GILMARTIN AND JOSH S. WESTON, and each or any of them, proxies of the undersigned, each with full power of substitution, to vote in their discretion
    (subject to any directions indicated on the reverse side of this proxy) at the Annual Meeting of Stockholders of Public Service Enterprise Group Incorporated (Enterprise) to be held on April 18, 1995 and at all adjournments thereof, upon all matters which may come before the meeting or any adjournment, including the proposals set forth in the Notice of Meeting and Proxy Statement, receipt of which is hereby acknowledged.
    Said proxies are instructed to vote as set forth on the reverse side hereof with respect to said proposals.

    The Board of Directors of Enterprise recommends a vote FOR ITEMS (1) AND
    (2) ON THE REVERSE SIDE, AND SHARES REPRESENTED BY THIS PROXY WILL BE SO VOTED UNLESS OTHERWISE INDICATED ON THE REVERSE, IN WHICH CASE THEY WILL BE VOTED AS MARKED. Information pertaining to each proposal is included in the Proxy Statement under proposals corresponding to the item numbers set forth on the reverse side.

    Please mark your proxy on the reverse side, sign it and date it, and return it promptly in the envelope provided.

                           (Continued on other side)

                          (Continued from other side)

       ACCOUNT NUMBER                                 SEQUENCE NUMBER
                                                        PLEASE MARK ALL     /X/
                                                        CHOICES LIKE THIS

- -------------------------------------------------------------
The Board of Directors Recommends a vote FOR the proposals regarding:
(1) ELECTION OF DIRECTORS: Nominees for Class II term expiring 1998 are:
E.J. Ferland, I. Lerner, M.M. Pfaltz, R.J. Swift. Nominee for Class I term expiring in 1997 is L.R. Codey.

                FOR         / /            WITHHOLD         / /
      all nominees listed above            authority to vote for all
      (except as marked to the             nominees listed above
      contrary to the right)
                                           -----------------------------------
                                           (INSTRUCTIONS: To withhold authority
                                           to vote for any individual
                                           nominee, write that nominee's name
                                           on the line provided above.) / /


(2) Appointment of Deloitte &      FOR   AGAINST   ABSTAIN
      Touche LLP as Independent    / /     / /       / /
      Auditors for the year 1995.

If you wish to include any comments,
please mark this box and write your        Stop annual report mailings to this
comments on the reverse side of this       account since duplicate copies now
form. / /                                  come to this address.  / /

- --------------------------------------------------------------------------------
Please date and sign exactly as your name appears hereon. When signing as an attorney, executor, administrator, trustee, guardian, etc., give your full title as such. If stock is held jointly, each joint owner should sign.
SIGNATURE____________  DATE___________
SIGNATURE____________  DATE___________



                                                      February 28, 1995

[NAME AND ADDRESS]
You are cordially invited to join us at the 1995 Annual Meeting of Stockholders of Public Service Enterprise Group Incorporated. This year's meeting will be held at Newark Symphony Hall, 1020 Broad Street, Newark, New Jersey, on April 18, 1995, starting at 2:00 P.M. I hope you will be able to attend. At the meeting, we will elect directors to fill terms that expire and will vote on the approval of Deloitte & Touche LLP as independent auditors.

It is important that your shares be voted whether or not you plan to be present at the meeting. You should specify your choices by marking the appropriate boxes on the proxy form below, and date, sign and return your proxy form in the enclosed, postpaid return envelope as promptly as possible. If you date, sign and return your proxy form without specifying your choices, your shares will be voted in accordance with the recommendations of your directors.

As in past years, we will discuss the business of Enterprise and its subsidiaries during the meeting. I welcome your comments and suggestions, and we will provide time during the meeting for questions from stockholders. I am looking forward to seeing many of you at the meeting.

                                        Sincerely,

                                        E. James Ferland